December 15, 2009

Alliance Data’s Epsilon Signs Expansion Agreement with Capital One

Alliance Data’s Epsilon business announced today that it has signed an expansion agreement with Capital One Financial Corporation (NYSE: COF) to support its No Hassle RewardsSM customer loyalty program.

Epsilon has been providing permission-based email marketing, and database hosting and marketing services for Capital One since 2003 and 2004, respectively.

Under the terms of the expanded agreement, Epsilon will integrate SONAR, Epsilon’s proprietary marketing solution to enhance Capital One’s ability to provide consistent and personalized messaging across key customer touch points.

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